WAIVER AND CONSENT
IN CONNECTION WITH REVOLVING CREDIT FACILITY

As of December 3, 2013

Ladies and Gentlemen:

Reference is made to those certain Loan and Security Agreements listed on Schedule A hereto (as may be amended from time to time, the “Loan Agreements”), by and among the entities listed on Schedule B hereto (the “Companies”), on the one hand, and First Franchise Capital Corporation, formerly known as Irwin Franchise Capital Corporation (the “Lender”) on the other, whereby the Companies granted Lender a security interest in certain property. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreements. This Waiver and Consent in Connection with Revolving Credit Facility shall be referred to herein as this “Agreement”.

Pursuant to the request of the Companies, in connection with the revolving credit facility to be entered into on or about December 3, 2013 among Ruby Tuesday, Inc. (the “Parent”), the lenders party thereto and Bank of America, N.A., as administrative agent (the “Revolving Credit Facility”), to be evidenced by a Revolving Credit Agreement and secured by, among other things, guarantees by the Companies and other direct and indirect subsidiaries of the Parent (such documents, including without limitation those listed on Schedule C attached hereto, together as the same may be amended, modified, renewed, restated, replaced or otherwise modified from time to time, the “Revolving Credit Facility Documentation”), in accordance with the provisions related to amendments and consents of and in connection with the Loan Agreements, the parties to this Agreement hereby agree as follows:

1. WAIVER AND CONSENT IN CONNECTION WITH THE REVOLVING CREDIT FACILITY.

           Subject to the satisfaction of all conditions precedent set forth in Section 2 hereof, Lender hereby waives, effective as of the Effective Date, any default or event of default under the Loan Agreements and any other documents ancillary or related thereto as it relates to the Revolving Credit Facility Documentation, any covenant under the Loan Agreements which prohibits, and hereby consents to (a) the execution and delivery by the Parent and the Companies of the Revolving Credit Facility Documentation, (b) the incurrence by the Parent or the Companies of the indebtedness or other obligations contemplated by the Revolving Credit Facility Documentation (the “Revolving Credit Facility Indebtedness”) and the guaranty of such Revolving Credit Facility Indebtedness by the Companies pursuant to the terms of the Revolving Credit Facility Documentation, and (c) the granting of security interests in and the pledge by the Companies of the collateral pledged pursuant to the Revolving Credit Facility Documentation as security for the payment of the Revolving Credit Facility Indebtedness and the performance of all other obligations under the Revolving Credit Facility.  From and after the Effective Date and until the consummation and delivery of the Master Amendment Documents (defined below), the Companies  agree to abide by the covenants, including financial covenants, set forth in the Term Sheet (also defined below) for purposes of the loans evidenced by the Loan Agreements.

2. CONDITIONS TO EFFECTIVENESS.

a. Executed Counterparts.  The Lender shall have received a counterpart of this Agreement executed by the Companies.

b. Representations and Warranties as of December 3, 2013.  The representations and warranties contained in Section 4 below shall be true on and as of the date hereof.

c. Master Amendment.  The Companies, the Parent and the Lender will enter into a master amendment to the Loan Agreements and certain ancillary documents and amendments related thereto (the “Master Amendment Documents”) on the terms and conditions described in the term sheet dated November 27, 2013 (“Term Sheet”), attached as Schedule D hereto, within sixty (60) days of the signing of the Term Sheet.

3. REPRESENTATIONS AND WARRANTIES.  To induce you to enter into this Agreement, the Companies represent, warrant and acknowledge as follows:

a. The execution, delivery and performance by the Companies of this Agreement (i) is within their power and (ii) is legal and does not conflict with, result in any breach of, constitute a default under, or, except as set forth in the Revolving Credit Facility Documentation, result in the creation of any lien upon any property of the Companies under the provisions of: (A) the Companies’ constitutive documents, (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to them or their property, or (C) any agreement or instrument to which they are a party or by which they or any of their properties may be bound or any statute or other rule or regulation of any governmental authority applicable to them or their properties, except where such conflict, breach, default or lien could not reasonably be expected to have a material adverse effect.

b. This Agreement has been duly authorized, executed and delivered by a duly authorized officer of each of the Companies, and constitutes the legal, valid and binding obligations of each of the Companies, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

c. After giving effect to this Agreement, no Event of Default has occurred and is continuing.

d. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by the Companies of this Agreement.

4. MISCELLANEOUS.

a. Effect of Waiver.  Except as expressly provided herein, (i) no terms or provisions of the Loan Agreements or any other agreement are modified or changed by this Agreement and (ii) the terms of this Agreement shall not operate as a waiver by the Lender of, or otherwise prejudice the Lender’s rights, remedies or powers under, the Loan Agreements or under any applicable law, and all of such rights, remedies and powers are hereby expressly reserved.

b. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

c. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

[signature pages follow]

The undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written (the “Effective Date”).

First Franchise Capital Corporation

By: /s/ Alan Paterson
Name: Alan C. Paterson
Title: First Vice President &
Credit Officer

RT New England Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Denver Franchise, L.P.

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Long Island Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Western Missouri Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Omaha Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Minneapolis Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Indianapolis Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Detroit Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT St. Louis Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

RT Portland Franchise, LLC

By: /s/ Scarlett May
Name: Scarlett May
Title: Vice President

Schedule A

Ruby Tuesday, Inc.
First Financial Balances
Sept. 3, 2013
Franchise Partner	Location	Loan number	Balance
Denver	Irwin - Ridgeview Construction	007-0018793-102	1,421,195.52
Denver	Irwin - Tower Road Construction	007-0018793-100	1,349,924.92
Detroit	Irwin- Allen Park Construction	007-0019363-100	528,075.15
Indianapolis	Irwin - US Hwy 31 Construction	007-0019179-102	1,789,809.47
Long Island	Irwin - Sayville Construction	007-0018826-104	1,134,687.66
Minneapolis	Irwin - Shakopee Construction	007-0019006-100	1,327,614.04
New England	Irwin - Auburn Construction	007-0018714-102	337,472.63
New England	Irwin - Augusta Construction	007-0018714-104	441,695.45
Omaha	Irwin - Council Bluffs Construction	007-0018963-104	1,268,810.55
Omaha	Irwin - Grand Island Construction	007-0018963-100	857,594.12
Omaha	Irwin - Kearney Construction	007-0018963-102	977,364.27
Omaha	Irwin - North Platte Construction	007-0018963-106	1,221,541.75
Portland	Irwin - Refinance	007-0022129-100	179,295.93
St. Louis	Irwin - Cape Girardeau Construction	007-0020202-104	611,794.03
St. Louis	Irwin - Valley Park Construction	007-0020202-100	995,876.65
St. Louis	Irwin - Wentzville Construction	007-0020202-102	997,999.19
Western Missouri	Irwin - Bass Pro Construction	007-0018907-100	1,151,169.58
Western Missouri	Irwin - Conway Construction	007-0018907-106	1,331,927.82
Western Missouri	Irwin - Kirksville Construction	007-0018907-102	1,006,591.34
Western Missouri	Irwin - Republic Construction	007-0018907-104	1,334,698.78
Western Missouri	Irwin - West Plains Construction	007-0018907-108	735,066.60
			21,000,205.45

Schedule B
RT New England Franchise, LLC
RT Denver Franchise, L.P.
RT Long Island Franchise, LLC
RT Western Missouri Franchise, LLC
RT Omaha Franchise, LLC
RT Minneapolis Franchise, LLC
RT Indianapolis Franchise, LLC
RT Detroit Franchise, LLC
RT St. Louis Franchise, LLC
RT Portland Franchise, LLC

Schedule C

Senior Credit Facility Documentation

1.            Revolving Credit Agreement dated as of December 3, 2013 among Parent, certain subsidiaries of Parent as guarantors, including RT New England Franchise, LLC, RT Denver, L.P., RT Long Island Franchise, LLC, RT Western Missouri Franchise, LLC, RT Omaha Franchise, LLC, RT Minneapolis Franchise, LLC, RT Indianapolis Franchise, LLC, RT Detroit Franchise, LLC, RT St. Louis Franchise, LLC and RT Portland Franchise, LLC, the lenders from time to time party thereto (the “Revolving Credit Lenders”), Bank of America, N.A., in its capacity as administrative agent for the Revolving Credit Lenders (the “Administrative Agent”) and as issuing bank (the “Issuing Bank”), and Regions Bank and Wells Fargo Bank, National Association (the “Co-Syndication Agents”), (the “Guarantor Credit Agreement”).

               2.            Pledge Agreement dated as of December 3, 2013 (the “Pledge Agreement”) by Parent, RTBD, Inc., RT Finance, Inc., Ruby Tuesday GC Cards, Inc., RT Tampa, Inc., RT Orlando, Inc., RT South Florida, Inc., RT West Palm Beach, Inc., RT One Percent Holdings, Inc., RT New York Franchise, LLC, RT Southwest Franchise, LLC, RT Franchise Acquisition, LLC, RT Kentucky Restaurant Holdings, LLC, RT Florida Equity, LLC, RTGC, LLC, Ruby Tuesday, LLC, RT Las Vegas Franchise, LLC, Quality Outdoor Services, Inc., RT Airport, Inc., RT Denver, Inc., RT Louisville, Inc., RT Restaurant Services, LLC, RT One Percent Holdings, LLC, RT Louisville Franchise, LLC, RT McGhee-Tyson, LLC, RT Minneapolis Holdings, LLC, RT Omaha Holdings, LLC, RT New Hampshire Restaurant Holdings, LLC, RT Northern California Franchise, LLC, RTTA, LP, Wok Hay 2, LLC, RT Distributing, LLC, RTT Texas, Inc., RTTT, LLC, RT Jonesboro Club, RT Arkansas Club, Inc., Ruby Tuesday of Russellville, Inc., Ruby Tuesday of Conway, Inc., RT KCMO Kansas, Inc., Ruby Tuesday of Bryant, Inc. and the other pledgors party thereto from time to time pursuant to a Joinder Agreement to the Pledge Agreement in favor of Administrative Agent.

               3.            Security Agreement dated as of December 3, 2013 (the “Security Agreement”) by Parent, RTBD, Inc., RT Finance, Inc., Ruby Tuesday GC Cards, Inc., RT Tampa, Inc., RT Orlando, Inc., RT South Florida, Inc., RT West Palm Beach, Inc., RT One Percent Holdings, Inc., RT New York Franchise, LLC, RT Southwest Franchise, LLC, RT Franchise Acquisition, LLC, RT Kentucky Restaurant Holdings, LLC, RT Florida Equity, LLC, RTGC, LLC, Ruby Tuesday, LLC, RT Las Vegas Franchise, LLC, Quality Outdoor Services, Inc., RT Airport, Inc., RT Denver, Inc., RT Louisville, Inc., RT Restaurant Services, LLC, RT One Percent Holdings, LLC, RT Louisville Franchise, LLC, RT McGhee Tyson, LLC, RT Minneapolis Holdings, LLC, RT Omaha Holdings, LLC, RT New Hampshire Restaurant Holdings, LLC, RT Northern California Franchise, LLC, RTTA, LP, Wok Hay 2, LLC, RT Distributing, LLC, RTT Texas, Inc., RTTT, LLC, RT Jonesboro Club, RT Arkansas Club, Inc., Ruby Tuesday of Russellville, Inc., Ruby Tuesday of Conway, Inc., RT KCMO Kansas, Inc., Ruby Tuesday of Bryant, Inc. and the other grantors party thereto from time to time pursuant to a Joinder Agreement to the Security Agreement in favor of Administrative Agent.

Schedule D

[Space left Intentionally Blank]

Term Sheet

November 27, 2013

Proposed Master Amendment to Ruby Tuesday Loan Relationship

Scope of the Master Amendment:
The Master Amendment will address and amend all Loan Agreements and other Loan Documents related to all loans originated by FFCC to various “Franchise Partner” entities, which entities have since been (re)acquired by RTI and which loans have since fallen within the scope of the Corporate Guarantee of all such loans executed by RTI in May of 2011.  At this writing, balances outstanding under the loans within the scope total approximately $20.47 Million.

Note:
Most, although not all, of the subject loans were secured by first priority liens against real properties as perfected with Mortgages, Deeds of Trust or other similar documents accepted by the political jurisdictions in which the properties were located when originated.  FFCC’s counsel will be the sole decision maker as to whether or not the collateral documents securing any given loan must be amended in concert with the proposed Master Amendment in order to preserve FFCC’s first priority position.

Cross-Collateralization and Cross Default:
All collateral pledged in support of all loans to any Franchise Partner loan shall be cross-collateralized with that pledged to any such loan.  In addition, all Franchise Partner loans shall be cross-defaulted with all other such loans.

Collateral pledged to now paid-in-full loans that were also made by FFCC to those Franchise Partner entities whose loans remain open and unpaid on the books of FFCC or to other Franchise Partner entities whose debt has now been fully repaid that has not been released by FFCC at RTI’s specific prior request will remain pledged to the collective loans covered under the scope of the proposed Master Amendment.  These collateral sites may be released by FFCC at its sole discretion at some point in the future, based entirely upon the merits of the request(s) when presented.  FFCC counsel will also determine whether or not any of the collateral instruments executed in support of these now paid-in-full loans must be amended in concert with the proposed Master Amendment.

Actions to be Taken Within the Proposed Master Amendment:
Action One:
Re-define Fixed Charge Ratio (“FCCR”) Covenant Definition as follows:

EBITDAR (Defined as Net Income PLUS Taxes PLUS Interest PLUS Depreciation & Amortization PLUS or MINUS non-cash items as commonly accepted by users of GAAP

DIVIDED BY:

All Scheduled Principal & Interest Payments PLUS All Rents paid to third party Landlords PLUS All Pre-payment Fees (recorded as Interest Expense per GAAP) in excess of $2,500,000 over any Trailing Twelve Month period

Action Two:
Re-set required FCCR levels as follows:

Period                                Requested                                Proposed
3Q14                                1.10X                                1.10X
4Q14                                1.05X                                1.05X
1Q15                                1.05X                                1.05X
2Q15                                1.10X                                1.10X
3Q15                                1.10X                                1.10X
4Q15                                1.15X                                1.20X
1Q16                                1.15X                                1.20X
2Q16                                1.20X                                1.25X
3Q16                                1.25X                                1.25X
4Q16                                1.30X                                1.30X
1Q17                                1.30X                                1.30X
2Q17                                1.35X                                1.30X
3Q17                                1.35X                                1.30X
4Q17                                1.40X                                1.30X
Beyond                             N/A                                 1.30X

Action Three:
Add a provision calling for RTI to provide internally prepared unit-level financial data for those units remaining in the FFCC collateral pool and for which there is debt outstanding to FFCC within 45 days of the end of each fiscal quarter.

Amendment Fee:
Seventy-five Thousand Dollars ($75,000), payable within 30 days of the execution of the proposed Master Amendment document.

Out-of-Pocket Expenses:
RTI to reimburse FFCC for all out-of-pocket expenses including, but not limited to, all Legal, Title, Filing and Recording Fees.  This reimbursement is also to be due within 30 days of the execution of the proposed Master Amendment document or at such time as any such fees are assessed to FFCC thereafter.

Events Preceding Execution of the proposed Master Amendment (Execution of Consent):
Upon acceptance of this Term Sheet (see Page 3, below), FFCC agrees that it will execute a document consenting to RTI’s proposed execution of a Loan Agreement and all other requisite Loan Documents related to the establishment of a Revolving Credit Facility with a bank group led by the Merrill Lynch unit of Bank of America and being participated to various other subscribing bank group members.  The anticipated Consent document will provide for a period of up to sixty (60) days following the closing of RTI’s new Revolving Credit Facility for RTI and FFCC to execute the proposed Master Amendment and all documents related to the Master Amendment that may be called for by FFCC or its Counsel.  Furthermore, the content of the Consent will be acceptable to FFCC in its sole discretion and an executed copy of this Term Sheet shall be made an Exhibit thereto.  In the event that RTI and FFCC cannot agree upon the content of the proposed Master Amendment document and the Master Amendment is not executed within the time frame provided in this Section of the Term Sheet, the existing Loan Documents and the Corporate Guarantee referenced above will remain in full force and effect and any event of default defined under those documents will be enforced in FFCC’s sole discretion.

ACCEPTANCE

By signing this Acceptance the Undersigned acknowledges that (s)he is an Officer of Ruby Tuesday, Inc. and that (s)he has been granted the authority to accept the Terms and Conditions proposed herein by the Board of Directors and/or the Board’s Designee.

Accepted this 27th day of November by Ruby Tuesday, Inc.

By: /s/ Scarlett May

Its: SVP, Chief Legal Officer & Secretary